UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2015

Invesco Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-13908	98-0557567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia 30309
(Address of Principal Executive Offices, Including Zip Code)

(404) 892-0896
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 6, 2015, as part of the Company’s previously announced, Board-approved share repurchase program, the Company entered into an accelerated share repurchase agreement with Morgan Stanley & Co. LLC to repurchase $175 million of the Company’s outstanding common stock (the “ASR”). The Company expects to receive an initial delivery of 4,131,012 shares. The total number of shares that the Company will repurchase under the ASR will be determined upon final settlement based generally on the volume-weighted average price of the Company’s common stock during the repurchase period. Final settlement of the ASR is expected to occur no later than December 30, 2015. All of the shares the Company repurchases will be retired.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO LTD.

	By:	/s/ Robert H. Rigsby
Name: Robert H. Rigsby
Title: Managing Director and Assistant Secretary
Date: November 6, 2015